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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 1999


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
                                KIRBY CORPORATION
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             (Exact name of registrant as specified in its charter)


Nevada                                    1-7615                                    74-1884980
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(State or other jurisdiction of           (Commission File Number)                  (IRS Employer
incorporation)                                                                      Identification No.)


1775 St. James Place, Suite 200, Houston, Texas                                     77056-3453
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(Address of principal executive offices)                                            (Zip Code)
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Registrant's telephone number, including area code: (713) 435-1000


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ITEM 5.           OTHER EVENTS.

         On July 28, 1999, Kirby Corporation ("Kirby"), Kirby Inland Marine, Inc., a wholly owned subsidiary of Kirby ("KIM"), Hollywood Marine, Inc. ("Hollywood"), and the shareholders of Hollywood entered into an Agreement and Plan of Merger pursuant to which Hollywood will be merged into KIM. The shareholders of Hollywood will receive in the merger approximately $90,000,000 in Kirby common stock and approximately $135,000,000 in cash. In addition, Kirby will assume or refinance approximately $100,000,000 of Hollywood debt. The number of shares of Kirby common stock to be issued in the merger will be determined based on the average trading price of the stock on the New York Stock Exchange during a 20-day period shortly before the closing, with the price used to be not less than $17.50 per share and not more than $21.50 per share.

         The transaction is subject to the conditions contained in the Agreement and Plan of Merger which is attached hereto as Exhibit 2.1. A press release issued July 29, 1999 announcing the signing of the Agreement and Plan of Merger is attached hereto as Exhibit 99.1. The description of the transaction contained in this filing and in the press release is qualified in its entirety by reference to the Agreement and Plan of Merger.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger, dated as of July 28, 1999, by and among Kirby Corporation, Kirby Inland Marine, Inc., Hollywood Marine, Inc., C. Berdon Lawrence, and Robert B. Egan and Eddy J. Rogers, Jr., as Co-Trustees under certain Berdon Lawrence Trusts. Exhibits and schedules to the Agreement and Plan of Merger have been omitted and will be furnished supplementally to the Commission on request.

                  99.1     Press Release dated July 29, 1999.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                         Kirby Corporation
                                         Registrant)

                                         By:      /s/ G. Stephen Holcomb
                                            -----------------------------------
                                                  G. Stephen Holcomb
                                                  Vice President and Controller

Dated July 30, 1999


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                                  EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated as of July 28, 1999, by and among Kirby Corporation, Kirby Inland Marine, Inc., Hollywood Marine, Inc.,
         C. Berdon Lawrence, and Robert B. Egan and Eddy J. Rogers, Jr., as Co-Trustees under certain Berdon Lawrence Trusts. Exhibits and schedules to the Agreement and Plan of Merger have been omitted and will be furnished supplementally to the Commission on request.

99.1     Press Release dated July 29, 1999.